UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________________
SCHEDULE 14A
__________________________________________
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.            )
Filed by the Registrant	☐
Filed by a Party other than the Registrant	☒
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
180 DEGREE CAPITAL CORP.
(Name of Registrant as Specified in its Charter)

MARLTON PARTNERS, L.P.
MARLTON, LLC
JAMES C. ELBAOR
AARON T. MORRIS
ANDREW M. GREENBERG
GABRIEL D. GLIKSBERG
ATG FUND II LLC
ATG CAPITAL MANAGEMENT, LLC
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒	No fee required
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PRELIMINARY COPY SUBJECT TO COMPLETION
DATED _____, 2025
180 Degree Capital Corp.

PROXY STATEMENT
OF

Marlton Partners, L.P.

PLEASE SIGN, DATE AND MAIL THE ENCLOSED GOLD PROXY CARD TODAY
This proxy statement (this “Proxy Statement”) is being furnished by Marlton Partners, L.P., a Delaware limited partnership (“Marlton Partners” and, together with Marlton LLC and Mr. Elbaor, each as defined below, “Marlton”, “we” or “us”), and the other participants in this solicitation named herein. Marlton and the other participants named herein are significant investors in 180 Degree Capital Corp., a New York corporation and management closed-end investment company registered under the Investment Company Act of 1940, as amended (the “Fund”), which collectively beneficially own 583,403 common shares of the Fund, par value $0.03 per share, including 2,000 common shares held by Marlton Partners in record name, representing approximately 5.8% of the Fund’s outstanding common shares.
We are seeking your support for the election of our four (4) highly-qualified nominees to the Fund’s board of directors (the “Board”) at the Fund’s special meeting of the shareholders for the sole purpose of electing directors, currently scheduled to be held on Monday, September 15, 2025, at __:00 a.m., local time, at 7 N. Willow Street, Suite 4B, Montclair, NJ 07042 (including any and all adjournments, postponements, continuations or reschedulings thereof or any other meeting of shareholders held in lieu thereof, the “Special Meeting”). As in recent years, the Fund is recommend that shareholders participate via webcast at _____ or telephone at _____ passcode _____. The Fund has set the close of business on July 18, 2025, as the record date for the Special Meeting (the “Record Date”). Shareholders of record at the close of business on the Record Date will be entitled to vote at the Special Meeting. According to the Fund’s proxy statement, as of the Record Date, there were 10,000,141 common shares outstanding.
Marlton is seeking your support at the Special Meeting with respect to the following proposal (the “Proposal”), and to transact such other business that may properly come before the Special Meeting:
1. To elect Marlton’s four (4) director nominees, James C. Elbaor, Gabriel D. Gliksberg, Aaron T. Morris and Andrew M. Greenberg (each, a “Nominee” and, collectively, the “Nominees”), to the Board to hold office until the 2026 annual meeting of shareholders.
Based on the Fund’s proxy statement for the Special Meeting and other public filings, we believe that the Board is currently comprised of five (5) directors, with all directors standing for election each year. Each class is elected for a term of one year, with the term of all of the directors expiring at each annual meeting of the shareholders. At the Special Meeting, five directors are to be elected by holders of the Fund’s common shares, each for a one-year term expiring at the Fund’s 2026 annual meeting of shareholders.

Through this Proxy Statement and enclosed GOLD proxy card, we are soliciting proxies in support of the election of the Nominees to serve as directors of the Fund. We urge you to carefully consider the information contained in this Proxy Statement and then support our efforts by signing, dating and returning the enclosed GOLD proxy card today. This Proxy Statement and the enclosed GOLD proxy card are first being mailed to shareholders on or about August __, 2025.
Your vote to elect our Nominees will have the legal effect of replacing four (4) incumbent directors. The names, backgrounds and qualifications of the Fund’s nominees, and other information about them, can be found in the Fund’s proxy statement. You may access the Fund’s proxy statement, when available, and any other relevant documents, without cost on the SEC’s website at www.sec.gov.
As of the date hereof, Marlton Partners, Marlton, LLC, a Delaware limited liability company (“Marlton LLC”), James C. Elbaor (“Mr. Elbaor”), ATG Fund II, LLC, a Delaware limited liability company (“ATG Fund II”), ATG Capital Management, LLC, a Delaware limited liability company (“ATG Capital”), Gabriel D. Gliksberg (“Mr. Gliksberg” and, together with ATG Fund II and ATG Capital, “ATG”), Aaron T. Morris (“Mr. Morris”) and Andrew M Greenberg (“Mr. Greenberg” and, together with Marlton, ATG and Mr. Morris, each, a “Participant” and collectively, the “Participants”) collectively beneficially owned 583,403 common shares (the “Group Shares”).
We urge you to sign, date and return the GOLD proxy card “FOR ALL” of the Nominees in Proposal 1). By returning the GOLD proxy card, you are authorizing Marlton to vote on your behalf, and if you do not indicate how you would like to vote, your vote will be counted “FOR ALL” of the Nominees in Proposal 1.
According to the Amended and Restated Bylaws of the Fund, effective as of March 27, 2017 (the “bylaws”), a plurality of the votes cast by shareholders of the outstanding stock of the Fund entitled to vote, represented in person or by proxy, at any meeting of the shareholders called for the purpose of the election of directors at which a quorum is present, shall be sufficient to elect a director.
Marlton intends to deliver this Proxy Statement and the accompanying Form of GOLD Proxy Card to holders of at least the percentage of the Fund’s voting shares required under applicable law to elect the Nominees in Proposal 1 at the Special Meeting and otherwise intends to solicit proxies or votes from shareholders of the Fund in support of the nominations of the Nominees. This proxy solicitation is being made by Marlton and the Participants named herein, and not on behalf of the Board or management of the Fund or any other third party. We are not aware of any other matters to be brought before the Special Meeting other than as described herein. Should other matters be brought before the Special Meeting, the persons named as proxies in the enclosed GOLD proxy card will vote on such matters in their discretion to the extent allowed by Rule 14a-4(c)(3) under the Exchange Act.
If you have already voted using the Fund’s white proxy card, you have every right to change your vote by completing and mailing the enclosed GOLD proxy card in the enclosed pre-paid envelope or by voting via Internet or by telephone by following the instructions on the GOLD proxy card. Importantly, only the latest validly executed proxy that you submit will be counted. In addition, any proxy may be revoked at any time prior to its exercise at the Special Meeting by following the instructions under “Can I change my vote or revoke my proxy?” in the Questions and Answers section.

For instructions on how to vote, including the quorum and voting requirements for the Fund and other information about the proxy materials, see the Questions and Answers section.
WE URGE YOU TO PROMPTLY SIGN, DATE AND RETURN YOUR GOLD PROXY CARD.
If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, InvestorCom, toll free at (877) 972-0090 or collect at (203) 972-9300. This Proxy Statement and our GOLD proxy card are available at www.icomproxy.com/TURN.

REASONS FOR THIS PROXY SOLICITATION

As one of the Fund’s shareholders, Marlton is committed to improving the Fund for the benefit of all shareholders. To that end, Marlton has nominated four highly qualified and independent Nominees to the Board who, if elected, will seek to implement strategies that they believe could enhance shareholder value and help narrow the Fund’s persistent trading discount to net asset value (NAV). These strategies may include conducting a comprehensive review of the Fund’s expense profile, evaluating opportunities to increase shareholder liquidity (such as tender offers or managed distributions), and exploring potential structural changes to better align the Fund’s trading price with its underlying value. The Nominees will be able to evaluate which strategies to pursue after considering the material non-public information available to the Fund’s directors, which they intend to access promptly after their election by you. Marlton believes that the fresh perspectives and ideas that these highly-qualified, independent nominees would bring—paired with increased accountability and oversight—can help restore investor confidence and improve long-term Fund performance.
We recommend voting “FOR ALL” of Marlton’s Nominees.

PROPOSAL 1: ELECTION OF DIRECTORS

According to the Fund’s proxy statement, the Board is currently comprised of five (5) directors, with each elected annually. Accordingly, there will be five (5) directors elected by holders of common shares at the Special Meeting.
We are soliciting proxies to elect the Nominees—James C. Elbaor, Gabriel D. Gliksberg, Aaron T. Morris and Andrew M. Greenberg—to serve as directors with a term expiring at the 2026 annual meeting of shareholders (Proposal 1). If three (3) or more of the Nominees are elected, the Nominees would constitute a majority of the Board.
The Nominees, if elected, will serve a one-year term until the later of the 2026 annual meeting of shareholders, or until their successors have been duly elected and qualified as permitted by law. There is no assurance that any of the Fund’s nominees will serve as a director if one or more of the Nominees are elected to the Board.
If less than three (3) of the Nominees are elected, because the Nominees would only represent a minority of the members of the Board, there can be no assurance that they would be able to implement the actions that they believe are necessary to enhance shareholder value without the support of the other members of the Board.
The age and other information related to the Nominees shown below are as of the date of this Proxy Statement.
Our Nominees:
(1)	(2)	(3)	(4)	(5)	(6)
Name, Address, and Age	Position(s) Held with Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Director or Nominee for Director	Other Directorships Held by Director or Nominee for Director
JAMES C. ELBAOR Address 1358 N. State Parkway Chicago, IL 60610 Age 39	None	N/A	Since January 2020, Mr. Elbaor has served as president and managing partner of Marlton.	N/A	None

Mr. Elbaor received his MBA from Columbia Business School in May 2016 and his BA in Philosophy and Chemistry from New York University in May 2008.

We believe Mr. Elbaor would be a valuable addition to the Board because of his substantial expertise and experience in finance, accounting and investment, gained through his management and oversight of multiple private fund investments.
(1)	(2)	(3)	(4)	(5)	(6)
Name, Address, and Age	Position(s) Held with Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Director or Nominee for Director	Other Directorships Held by Director or Nominee for Director
GABRIEL D. GLIKSBERG Address 16690 Collins Avenue Suite #1103 Sunny Isles Beach, FL 33160 Age 38	None	N/A
Mr. Gliksberg has served as the founder and managing member of ATG Capital Management, LLC since November 2020.
Prior to founding ATG Capital Management, LLC, Mr. Gliksberg’s principal occupation was that of a private investor.
				None	None

Mr. Gliksberg received his Bachelor’s Degree in Business Administration with a major in Finance from Washington University in Saint Louis in May 2010.
We believe Mr. Gliksberg would be a valuable addition to the Board because of his substantial expertise and experience in finance, accounting, investment, audit and marketing gained through his management and oversight of multiple private and public operating companies and investment funds as well as his experience serving on the boards of public and private companies.

(1)	(2)	(3)	(4)	(5)	(6)
Name, Address, and Age	Position(s) Held with Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Director or Nominee for Director	Other Directorships Held by Director or Nominee for Director
AARON T. MORRIS Address 4915 Mountain Road, Unit 4 Stowe, Vermont 05672 Age 38	None	N/A
Since January 2019, Mr. Morris has served as a co-founder and partner of Morris Kandinov LLP,* which represents retail and institutional investors in litigation. From October 2012 to January 2019, Mr. Morris was employed as an attorney at the law firm Skadden, Arps, Slate, Meagher & Flom LLP.
				None	None

* The attorneys of Morris Kandinov LLP were, from January 2019 through February 2021, associated with, and practiced under the name of, the Barr Law Group.

Mr. Morris received his Juris Doctorate from Boston College Law School in May 2012 and his Bachelor’s Degree in Economics from Indiana University Indianapolis in May 2009. Mr. Morris is currently the vice president of the Vermont Chapter of the Federal Bar Association.
We believe Mr. Morris would be a valuable addition to the Board because of his substantial expertise and experience in the legal and regulatory aspects of closed-end fund management and corporate activism, including with respect to corporate governance and related litigation.
(1)	(2)	(3)	(4)	(5)	(6)
Name, Address, and Age	Position(s) Held with Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Director or Nominee for Director	Other Directorships Held by Director or Nominee for Director
ANDREW M. GREENBERG Address** 2739 N. Lakewood Avenue Chicago, IL 60614 Age 56	None	N/A	Since June 2013 Mr. Greenberg has served as founder and managing partner of Saker Management, LP, the investment manager for Saker Partners, LP.	None	None

** Mr. Greenberg is currently in the process of moving his business address to 226 N. Magnolia Avenue, Chicago, IL 60614. All references to 2839 N. Lakewood Avenue, Chicago, IL 60614 should be qualified by this disclosure.

Mr. Greenberg received an MBA from the University of Chicago in August 1996 and a BA from the University of Michigan in May 1991.

We believe Mr. Greenberg would be a valuable addition to the Board because of his extensive experience in special situation investing, including his leadership roles at Citadel Investment Group and Deephaven Capital Management, as well as his deep expertise in capital markets, corporate finance, and public company governance. His decades of experience managing institutional and personal capital, combined with a strong academic background, position him to bring a disciplined, shareholder-focused perspective to the Board.
The Nominees do not currently hold, and have not at any time held, any position with the Fund. The Nominees do not oversee any portfolios in the Fund’s Fund Complex (as defined in the Investment Company Act of 1940, as amended (the “1940 Act”)).
The following table contains a summary of the total number of common shares beneficially owned by the Nominees as of the date hereof. The information in the following table has been furnished to us by the Nominees.
Name	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
James C. Elbaor	174,867*	1.7%
Gabriel D. Gliksberg	387,866**	3.9%
Aaron T. Morris	10,670	0.1%
Andrew M. Greenberg	10,000***	0.1%
* Marlton Partners is the beneficial owner of 174,867 common shares, 2,000 of which are held in record name. Marlton, LLC is the investment manager of Marlton Partners and, by virtue of that relationship, may be deemed to beneficially own the 174,867 common shares beneficially owned by Marlton Partners. Mr. Elbaor is the president and managing partner of Marlton LLC and, by virtue of that relationship, Mr. Elbaor may be deemed to beneficially own the 174,867 common shares beneficially owned by Marlton.
** ATG Fund is the beneficial owner of 300,004 common shares. ATG Capital is the founder and managing member of ATG Fund and, by virtue of that relationship, may be deemed to beneficially own the 300,004 common shares beneficially owned by ATG Fund. Mr. Gliksberg is the managing member of ATG Capital and, by virtue of that relationship, Mr. Gliksberg may be deemed to beneficially own the 300,004 common shares beneficially owned by ATG Fund. Mr. Gliksberg also owns 87,862 common shares in his individual capacity.

*** The common shares owned by Mr. Greenberg were acquired through the AMG Revocable Trust u/a/d 5/3/2001 (the “AMG Trust”), of which Mr. Greenberg is the sole trustee and sole beneficiary. Mr. Greenberg, as the sole trustee and sole beneficiary of the AMG Trust, may be deemed to beneficially own the 10,000 common shares directly beneficially owned by the AMG Trust.
As of the date of this Proxy Statement, the dollar range of the equity securities of the Fund beneficially owned by the Nominees and the aggregate range of equity securities in all funds to be overseen by the Nominees, are as follows:
Name of Nominee	Dollar Range of Equity Securities in the Fund	Aggregate Dollar Range of Equity Securities in All Companies to be Overseen by the Nominee in a Family of Investment Companies
James C. Elbaor	None	None
Gabriel D. Gliksberg	None	None
Aaron T. Morris	None	None
Andrew M. Greenberg	None	None

Each of the Nominees may be deemed to be a member of a “group” with the other Participants for the purposes of Section 13(d)(3) of the Exchange Act, and such group may be deemed to beneficially own the 583,403 common shares beneficially owned in the aggregate by all of the Participants. For information regarding transactions in securities of the Fund during the past two years by the Participants, please see “Transactions by the Participants with respect to the Fund’s securities” in Annex I. Each Participant disclaims beneficial ownership of the common shares except to the extent of his or its pecuniary interest therein.
None of the organizations or corporations referenced above is a parent, subsidiary, or other affiliate of the Fund. We believe that, if elected, the Nominees will be considered independent directors of the Fund under (i) the pertinent Nasdaq listing standards, and (ii) paragraph (a)(1) of Item 407 of Regulation S-K. In addition, we believe that the Nominees are not and will not be “interested persons” of the Fund within the meaning of Section 2(a)(19) of the 1940 Act.
There are five (5) director seats up for election at the Special Meeting that will be voted on by the holders of common shares. Shareholders voting on the GOLD proxy card will only be able to vote to fill four (4) of such seats. We refer shareholders to the Fund’s proxy statement for the names, background, qualifications, and other information concerning the Fund’s director nominees. The Fund’s Proxy Statement and form of proxy will become available free of charge on the SEC’s website at www.sec.gov.
Each of the Nominees has entered into that certain amended and restated group agreement, dated July 1, 2025 (the “Group Agreement”), pursuant to which Marlton has agreed to indemnify each Nominee for, and hold Nominee harmless against, all actual, out-of-pocket losses, liabilities, damages and expenses (including reasonable attorneys’ fees) incurred by such Nominee, and/or to the extent relating to or arising from his nomination as a candidate for election to the Board and the solicitation of proxies in support of his election. If elected or appointed, the Nominees will be entitled to such compensation from the Fund as is consistent with the Fund’s practices for services of non-employee directors. The Nominees will not receive any compensation from Marlton for their services as directors of the Fund if elected or for any other reason.
Other than as stated herein, there are no arrangements or understandings between or among any of the Participants or any other person or persons pursuant to which the nomination of the Nominees described herein is to be made, other than the consent by each of the Nominees to be named in this Proxy Statement and to serve as a director of the Fund if elected as such at the Special Meeting.

The Nominees have agreed to being nominated as nominees in this Proxy Statement and have confirmed their willingness to serve on the Board if elected. We do not expect that the Nominees will be unable to stand for election, but, in the event that a Marlton Nominee is unable to or for good cause will not serve, the common shares represented by the GOLD proxy card will be voted for a substitute candidate selected by Marlton, a right that Marlton has reserved in its nomination notice. In the case of any of the foregoing, Marlton will give prompt written notice to the Fund if it chooses to nominate any such additional or substitute nominee and Marlton will file and deliver supplemental proxy materials, including a revised proxy card, disclosing the information relating to such additional person that is required to be disclosed in solicitations for proxies for the election of directors pursuant to Section 14 of the Exchange Act. If Marlton determines to add nominees, whether because the Fund expands the size of the Board subsequent to the date of this Proxy Statement or for any other reason, Marlton will supplement this Proxy Statement.
Vote Required.
According to the Fund’s bylaws and proxy statement, directors will be elected by a plurality of the votes cast at the Special Meeting. Under plurality voting, each candidate for a particular board seat who receives the most votes cast for his or her election at the Special Meeting will be elected as a director. Broker non-votes will not be included in determining the number of votes cast and, as a result, will have no effect on this proposal. Broker non-votes and abstentions will be counted for purposes of determining whether a quorum is present.
We urge you to sign and return our GOLD proxy card. If you have already voted using the Fund’s white proxy card, you have every right to change your vote by completing and mailing the enclosed GOLD proxy card in the enclosed pre-paid envelope or by voting via Internet or by telephone by following the instructions on the GOLD proxy card. Only the latest validly executed proxy that you submit will be counted; any proxy may be revoked at any time prior to its exercise at the Special Meeting by following the instructions under “Can I change my vote or revoke my proxy?”. If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, InvestorCom, toll free at (877) 972-0090 or collect at (203) 972-9300.
WE RECOMMEND A VOTE FOR ALL OF THE NOMINEES FOR ELECTION AT THE SPECIAL MEETING ON THE GOLD PROXY CARD.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE SPECIAL MEETING
Who is entitled to vote?
Only holders of common shares at the close of business on the Record Date are entitled to notice of and to vote at the Special Meeting. Shareholders who sold their common shares before the Record Date (or acquire them without voting rights after the Record Date) may not vote such common shares. Shareholders of record on the Record Date will retain their voting rights in connection with the Special Meeting even if they sell such common shares after the Record Date (unless they also transfer their voting rights as of the Record Date).
How do I vote my shares?
Common shares held in record name. If your common shares are registered in your own name, please vote today by signing, dating and returning the enclosed GOLD proxy card in the postage-paid envelope provided. Execution and delivery of a proxy by a record holder of common shares will be presumed to be a proxy with respect to all shares held by such record holder unless the proxy specifies otherwise.
Common shares beneficially owned or held in “street” name. If you hold your common shares in “street” name with a broker, bank, dealer, trust company or other nominee, only that nominee can exercise the right to vote with respect to the common shares that you beneficially own through such nominee and only upon receipt of your specific instructions. Accordingly, it is critical that you promptly give instructions to your broker, bank, dealer, trust company or other nominee to vote FOR the Nominees. Please follow the instructions to vote provided on the enclosed GOLD voting instruction form. If your broker, bank, dealer, trust company or other nominee provides for proxy instructions to be delivered to them by telephone or Internet, instructions will be included on the enclosed GOLD voting instruction form. We urge you to confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions by emailing them to proxy@investor-com.com or mailing them to Marlton Partners, L.P., c/o InvestorCom, 19 Old Kings Highway S., Suite 130, Darien, CT 06820, so that we will be aware of all instructions given and can attempt to ensure that such instructions are followed.
Note: Common shares represented by properly executed GOLD proxy cards will be voted at the Special Meeting as marked and, in the absence of specific instructions, FOR ALL of Marlton’s Nominees and the Unopposed Fund Nominee and AGAINST ALL of the Fund’s nominees other than the Unopposed Fund Nominee.
How should I vote on the Proposals?
We recommend that you vote your shares on the GOLD proxy card as follows:
“FOR ALL” of the Nominees standing for election to the Board named in this Proxy Statement (Proposal 1(a)).
The Participants intend to vote all of their common shares “FOR ALL” of the Nominees in Proposal 1.
How many shares must be present to hold the Special Meeting?
According to the Fund’s bylaws, the presence in person or by proxy of the holders of common shares entitled to cast a majority of the votes entitled to be cast shall constitute a quorum at the Special Meeting. Abstentions are treated as votes present for purposes of determining a quorum. For information on the treatment of broker non-votes, if any, in connection with the Special Meeting, please see the Fund’s proxy statement.

What vote is needed to approve the Proposals?
Proposal 1 – Election of Directors. According to the Fund’s bylaws and proxy statement, directors will be elected by a plurality of the votes cast at the Special Meeting. Under plurality voting, each candidate for a particular board seat who receives the most votes cast for his or her election at the Special Meeting will be elected as a director. Broker non-votes will not be included in determining the number of votes cast and, as a result, will have no effect on this proposal.
THE ONLY WAY TO SUPPORT ALL OF THE NOMINEES FOR ELECTION AT THE SPECIAL MEETING IS TO SUBMIT YOUR VOTING INSTRUCTIONS “FOR ALL” OF THE NOMINEES ON THE ENCLOSED GOLD PROXY CARD. PLEASE DO NOT SIGN OR RETURN A WHITE PROXY CARD FROM THE FUND, EVEN IF YOU INSTRUCT TO “ABSTAIN” YOUR VOTES. DOING SO WILL REVOKE ANY PREVIOUS VOTING INSTRUCTIONS YOU PROVIDED ON THE GOLD PROXY CARD.

What should I do if I receive a proxy card from the Fund?
You may receive proxy solicitation materials from the Fund, including an opposition proxy statement and a white proxy card. We are not responsible for the accuracy of any information contained in any proxy solicitation materials used by the Fund or any other statements that it may otherwise make.
We recommend that you discard any proxy card that may be sent to you by the Fund. Voting “ABSTAIN” or “AGAINST” on its white proxy card is not the same as voting for the Nominees because a vote on the Fund’s white proxy card will revoke any previous voting instructions that you submitted on the GOLD proxy card. If you have already voted using the Fund’s white proxy card, you have every right to change your vote by using the enclosed GOLD proxy card by signing, dating and returning the enclosed GOLD proxy card in the postage-paid envelope provided. Only the latest validly executed proxy that you submit will be counted; any proxy may be revoked at any time prior to its exercise at the Special Meeting by following the instructions below under “Can I change my vote or revoke my proxy?”
If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, InvestorCom. Shareholders may call toll free at (877) 972-0090 or collect at (203) 972-9300.
Can I change my vote or revoke my proxy?

If you are the shareholder of record, you may change your proxy instructions or revoke your proxy at any time before your proxy is voted at the Special Meeting. Proxies may be revoked by any of the following actions:
•
signing, dating and returning the enclosed GOLD proxy card in the postage-paid envelope provided or signing, dating and returning a white proxy card (the latest dated proxy is the only one that counts);

•	delivering a written revocation to the secretary of the Fund at 180 Degree Capital Corp., 7 N. Willow Street, Suite 4B, Montclair, NJ 07042 Attn: Alicia M. Gift, Corporate Secretary; or
•	attending the Special Meeting and voting by ballot in person [(or virtually)] (although attendance at the Special Meeting will not, by itself, revoke a proxy).

If your shares are held in a brokerage account by a broker, bank or other nominee, you should follow the instructions provided by your broker, bank or other nominee. If you attend the Special Meeting and you beneficially own common shares but are not the record owner, your mere attendance at the Special Meeting WILL NOT be sufficient to revoke any previously submitted proxy card. You must have written authority from the record owner to vote your shares held in its name at the meeting in the form of a “legal proxy” issued in your name from the bank, broker or other nominee that holds your shares. If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, InvestorCom, toll free at (877) 972-0090 or collect at (203) 972-9300.
IF YOU HAVE ALREADY VOTED USING THE FUND’S WHITE PROXY CARD, WE URGE YOU TO REVOKE IT BY FOLLOWING THE INSTRUCTIONS ABOVE. Although a revocation is effective if delivered to the Fund, we request that a copy of any revocation be mailed to Marlton Partners, L.P., c/o InvestorCom, 19 Old Kings Highway S., Suite 130, Darien, CT 06820, so that we will be aware of all revocations.
Who is making this Proxy Solicitation and who is paying for it?
The solicitation of proxies pursuant to this proxy solicitation is being made by the Participants. Proxies may be solicited by mail, facsimile, telephone, telegraph, Internet, in person or by advertisements. Marlton will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders. Marlton will request banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the common shares they hold of record. Marlton will reimburse these record holders for their reasonable out-of-pocket expenses in so doing. It is anticipated that certain regular employees of Marlton will also participate in the solicitation of proxies in support of the Nominees. Such employees will receive no additional consideration if they assist in the solicitation of proxies.
Marlton has retained InvestorCom to provide solicitation and advisory services in connection with this solicitation. InvestorCom will be paid a fee not to exceed $55,000 based upon the campaign services provided. In addition, Marlton will advance costs and reimburse InvestorCom for reasonable out-of-pocket expenses and will indemnify InvestorCom against certain liabilities and expenses, including certain liabilities under the federal securities laws. InvestorCom will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders. It is anticipated that InvestorCom will employ approximately 25 persons to solicit the Fund’s shareholders as part of this solicitation. InvestorCom does not believe that any of its owners, managers, officers, employees, affiliates or controlling persons, if any, is a “participant” in this proxy solicitation.
The entire expense of soliciting proxies is being borne by Marlton. Costs of this proxy solicitation are currently estimated to be approximately $500,000. We estimate that through the date hereof, Marlton’s expenses in connection with the proxy solicitation are approximately $_____. Marlton does not intend to seek reimbursement of these costs from the Fund.
What is Householding of Proxy Materials?
The SEC has adopted rules that permit companies and intermediaries (such as brokers and banks) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. Some banks and brokers with account holders who are shareholders of the Fund may be householding our proxy materials.
Once you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your bank or broker and direct your request to the Fund at _____, or by calling toll free at _____.

Because Marlton has initiated a contested proxy solicitation, we understand that banks and brokers with account holders who are shareholders of the Fund will not be householding our proxy materials.
Where can I find additional information concerning the Fund?
Pursuant to Rule 14a-5(c) promulgated under the Exchange Act, we have omitted from this Proxy Statement certain disclosure required by applicable law to be included in the Fund’s definitive proxy statement in connection with the Special Meeting. Such disclosure includes information regarding securities of the Fund beneficially owned by the Fund’s directors, nominees and management; the Fund’s investment manager and administrator; the Audit Committee of the Board; certain shareholders’ beneficial ownership of more than 5% of the Fund’s voting securities; information concerning the Fund’s directors; information concerning executive compensation; and information concerning the procedures for submitting shareholder proposals and director nominations intended for consideration at the 2026 annual meeting of shareholders and for consideration for inclusion in the proxy materials for that meeting. We take no responsibility for the accuracy or completeness of any information that we expect to be contained in the Fund’s definitive proxy statement. Except as otherwise noted herein, the information in this Proxy Statement concerning the Fund has been taken from or is based upon documents and records on file with the SEC and other publicly available information.
This Proxy Statement and all other solicitation materials in connection with this proxy solicitation will be available on the internet, free of charge, on the SEC’s website at https://www.sec.gov/edgar.

CONCLUSION

We urge you to carefully consider the information contained in this Proxy Statement and then support our efforts by signing, dating and returning the enclosed GOLD proxy card today.
Thank you for your support,

MARLTON PARTNERS, L.P.
MARLTON, LLC
JAMES C. ELBAOR
AARON T. MORRIS
ANDREW M. GREENBERG
GABRIEL D. GLIKSBERG
ATG FUND II LLC
ATG CAPITAL MANAGEMENT, LLC
_____, 2025

ANNEX I: INFORMATION ON THE PARTICIPANTS

Beneficial Ownership and Other Information
This proxy solicitation is being made by the Participants. As of the date of this Proxy Statement, the Participants may be deemed to “beneficially own” (such term as used in Schedule 14A within the meaning of Rule 13d-3 or Rule 16a-1 under the Exchange Act for the purposes of this Annex I) 583,403 common shares in the aggregate, representing 5.8% of the outstanding common shares. The percentage used herein is based upon 10,000,141 common shares outstanding as of January 15, 2025, as disclosed in the Fund’s Preliminary Proxy Statement on Schedule 14A, filed with the SEC on March 24, 2025.
Of the 583,403 common shares owned in the aggregate by the Participants as of the date hereof, such common shares may be deemed to be beneficially owned as follows: (a) Marlton Partners beneficially owned 174,867 common shares, constituting approximately 1.7% of the common shares outstanding; (b) Marlton LLC, as the investment manager of Marlton Partners, may be deemed to beneficially own the 174,867 common shares beneficially owned by Marlton Partners, constituting approximately 1.7% of the common shares outstanding; (c) Mr. Elbaor, as the managing member of Marlton LLC, may be deemed to beneficially own the 174,867 common shares beneficially owned by Marlton LLC, constituting approximately 1.7% of the common shares outstanding; (d) ATG Fund II beneficially owned 300,004 common shares, constituting approximately 3.0% of the common shares outstanding; (e) ATG Management, as the managing member of ATG Fund II, may be deemed to beneficially own the 300,004  common shares beneficially owned by ATG Fund II, constituting approximately 3.0% of the common shares outstanding; (f) Mr. Gliksberg individually beneficially owned 87,862 common shares, constituting approximately 0.9% of the common shares outstanding, and Mr. Gliksberg, as the managing member of ATG Management, may be deemed to beneficially own the 300,004 common shares beneficially owned by ATG Management which, together with the 87,862 common shares individually beneficially owned by him, constitutes an aggregate beneficial ownership of 387,866 common shares, constituting approximately 3.9% of the common shares outstanding; (g) Mr. Morris individually beneficially owned 10,670 common shares, constituting approximately 0.1% of the common shares outstanding; and (h) Mr. Greenberg, as the sole trustee and sole beneficiary of the AMG Trust, may be deemed to beneficially own the 10,000 common shares directly beneficially owned by the AMG Trust, constituting approximately 0.1% of the common shares outstanding.
Mr. Gliksberg is a limited partner holding an equity interest of less than one percent (1%) in Marlton Partners, representing an ownership stake of <$120,000 worth of limited partnership interests. Mr. Greenberg was formerly a limited partner holding a limited partnership interest of less than two percent (2%) in Marlton Partners, but Mr. Greenberg’s interest in the Marlton Partners was redeemed in August 2023. Mr. Morris’s law firm, Morris Kandinov LLP, maintains an attorney-client relationship with Marlton which includes, without limitation, advising on certain matters relating to Marlton’s engagement with the Fund. Further, Mr. Morris’s law firm, Morris Kandinov LLP, maintains an attorney-client relationship Mr. Gliksberg and has, in the past, represented ATG Fund II.
Except as otherwise disclosed herein, none of the Participants beneficially own any common shares or any other securities of the Fund, and do not have any substantial interest in the Fund.
The principal business of Marlton Partners is investing in securities. The principal business of Marlton LLC is serving as the investment manager of Marlton Partners. The principal business of ATG Fund II is investing in securities. The principal business of ATG Management is to serve as the managing member of certain private investment funds, including ATG Fund II. The principal occupation and business address of each of the Nominees are disclosed in the section of this Proxy Statement titled “PROPOSAL 1: ELECTION OF DIRECTORS”.

Unless otherwise noted as shares held in record name by the Marlton Partners, the common shares held by the Marlton Partners, and all shares held by ATG Fund II, are held in commingled margin accounts, which may extend margin credit to such parties from time to time, subject to applicable federal margin regulations, stock exchange rules and credit policies. In such instances, the positions held in the margin account are pledged as collateral security for the repayment of debit balances in the account. The margin accounts bear interest at a rate based upon the broker’s call rate from time to time in effect. Because other securities are held in the margin accounts, it is not possible to determine the amounts, if any, of margin used to purchase the common shares reported herein since margin may have been attributed to such other securities and since margin used is not disclosed on an individual per-security basis.
Except as set forth in this Proxy Statement (including the appendices hereto), (i) within the past 10 years, no Participant in this solicitation has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no Participant and no associate or “Immediate Family Member” (as defined in Item 22 of Schedule 14A under the Exchange Act (“Item 22”)) of any Participant, is a record owner or direct or indirect beneficial owner of any securities of the Fund, any parent or subsidiary of the Fund, any investment adviser, principal underwriter, or “Sponsoring Insurance Company” (as defined in Item 22) of the Fund, or in any registered investment companies overseen or to be overseen by the Participant within the same “Family of Investment Companies” (as defined in Item 22) that directly or indirectly controls, is controlled by or is under common control with an investment adviser, principal underwriter, or Sponsoring Insurance, or affiliated person of the Fund; (iii) no Participant in this solicitation directly or indirectly beneficially owns any securities of the Fund which are owned of record but not beneficially; (iv) no Participant in this solicitation has purchased or sold any securities of the Fund or the Fund’s investment adviser within the past two years, nor from either entity’s “Parents” or “Subsidiaries” (as defined in Item 22); (v) no Participant has any “family relationship” for the purposes of Item 22 whereby a family member is an “Officer” (as defined in Item 22), director (or person nominated to become an Officer or director), employee, partner, or copartner of the Fund, the Fund’s investment adviser and/or a principal underwriter of any of the foregoing, or any Subsidiary or other potential affiliate of any of the foregoing; (vi) no part of the purchase price or market value of the securities of the Fund owned by any Participant in this solicitation is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vii) no Participant in this solicitation is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of the Fund, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (viii) no associate of any Participant in this solicitation owns beneficially, directly or indirectly, any securities of the Fund; (ix) no Participant in this solicitation owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Fund; (x) within the last five years, no Nominee has had any arrangement or understanding with any other person pursuant to which he was selected to be a nominee for election as a director to the Fund other than the Nominee Agreements described herein; (xi) no Participant and no Immediate Family Member of any Participant in this solicitation or any of his or its associates was a party to, or had a direct or indirect material relationship in, any transaction or series of similar transactions since the beginning of the Fund’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions in which the amount involved exceeds $120,000 and for which any of the following was or is a party: (a) the Fund or any of its subsidiaries; (b) an Officer of the Fund; (c) an investment company, or a person that would be an investment company but for the exclusions provided by sections 3(c)(1) and 3(c)(7) of the 1940 Act, having the same investment adviser, principal underwriter, or Sponsoring Insurance Company as the Fund or having an investment adviser, principal underwriter, or Sponsoring Insurance Company that directly or indirectly controls, is controlled by or is under common control with the investment adviser, principal underwriter, or Sponsoring Insurance Company of the Fund; (d) an investment adviser, principal underwriter, Sponsoring Insurance Company, or affiliated person of the Fund; (e) any Officer or any person directly or indirectly controlling, controlled by, or under common control with any investment adviser, principal underwriter, Sponsoring Insurance Company, or affiliated person of the Fund; (f) an Officer of an investment adviser, principal underwriter, or Sponsoring Insurance Company of the Fund; or (g) an Officer of a person directly or indirectly controlling, controlled by, or under common control with an investment adviser, principal underwriter, or Sponsoring Insurance Company of the Fund; (xii) during the last five years, no Participant and no Immediate Family Member of any Participant has had a position or office with: (a) the Fund; (b) an investment company, or a person that would be an investment company but for the exclusions provided by Sections 3(c)(1) and 3(c)(7) of the 1940 Act, having the same investment adviser, principal underwriter, or Sponsoring Insurance Company as the Fund or having an investment adviser, principal underwriter, or Sponsoring Insurance Company that directly or indirectly controls, is controlled by, or is under common control with an investment adviser, principal underwriter, or Sponsoring Insurance Company of the Fund; or (c) an investment adviser, principal underwriter, Sponsoring Insurance Company, or affiliated person (xiii) no Participant in this solicitation or any of his or its associates has any arrangement or understanding with any person with respect to any future employment by the Fund or its affiliates, or with respect to any future transactions to which the Fund or any of its affiliates will or may be a party; (xiv) no Participant in this solicitation has a substantial interest, direct or indirect, by securities holdings or otherwise, in any matter to be acted on at the Special Meeting; (xv) there are no material pending legal proceedings to which any Nominee or any of his or her associates is a party adverse to the Fund or, to the best of Marlton’s knowledge after reasonable investigation, any affiliated person of the Fund, nor does any Nominee have a material interest in such proceedings that is adverse to the Fund or, to the best of the Marlton’s knowledge after reasonable investigation, any affiliated person of the Fund; (xvi) since the beginning of the last two completed fiscal years, no Participant (and no Immediate Family Member of a Participant) has served on the board of directors or directors of a company or trust where an Officer of an investment adviser, principal underwriter, or Sponsoring Insurance Company of the Fund, or any person directly or indirectly controlling, controlled by, or under common control with any of those, serves on the board of directors or directors; and (xvii) no Participant has withheld information that is required to be disclosed under the following Items under Regulation S-K under the Exchange Act: Item 401(f) with respect to involvement in certain legal proceedings, Item 401(g) with respect to promoters and control persons, and Item 405 with respect to beneficial ownership and required filings.

Transactions by the Participants with respect to the Fund’s securities
The following tables set forth all transactions effected during the past two years by Marlton, by virtue of Marlton Capital’s direct and indirect control of the Marlton Entities, with respect to securities of the Fund. The common shares reported herein are held in either cash accounts or margin accounts in the ordinary course of business. Unless otherwise indicated, all transactions were effected on the open market.
Marlton Partners, L.P.
Security	Number of Shares Purchased/(Sold)	Date of Purchase/Sale	Price Per Share[1]
Common Shares	4,444	8/11/2023	$4.5341
Common Shares	478	8/21/2023	$4.1800
Common Shares	566	9/5/2023	$4.2920
Common Shares	5,488	9/6/2023	$4.3232
Common Shares	828	10/20/2023	$3.8800
Common Shares	(81)	10/27/2023	$3.8500
Common Shares	(5,313)	10/31/2023	$3.8392
Common Shares	1,419	11/14/2023	$3.8737
Common Shares	3,119	11/15/2023	$3.9305

1 Excluding any brokerage fees.

Common Shares	1,755	11/16/2023	$3.9000
Common Shares	1,862	11/27/2023	$3.7900
Common Shares	3,576	11/30/2023	$3.8200
Common Shares	1,028	12/22/2023	$3.9300
Common Shares	147	1/5/2024	$4.1863
Common Shares	(8,846)	1/19/2024	$4.0800
Common Shares	4,655	2/2/2024	$4.0271
Common Shares	1,093	2/7/2024	$3.9300
Common Shares	1,775	2/13/2024	$3.9600
Common Shares	4,601	2/26/2024	$4.3202
Common Shares	2,045	3/27/2024	$4.1700
Common Shares	1,027	4/1/2024	$4.2878
Common Shares	6,064	4/3/2024	$4.1869
Common Shares	5,476	4/5/2024	$4.1556
Common Shares	1,652	4/8/2024	$4.1500
Common Shares	220	4/10/2024	$4.0521
Common Shares	2,444	4/11/2024	$4.0536
Common Shares	4	4/15/2024	$4.0100
Common Shares	5,257	4/24/2024	$3.9300
Common Shares	1,306	4/29/2024	$3.9300
Common Shares	5,194	5/7/2024	$3.8900
Common Shares	1,500	5/9/2024	$3.8900
Common Shares	300	5/16/2024	$3.8400
Common Shares	(9,200)	7/26/2024	$3.4929
Common Shares	2,976	8/20/2024	$3.3800
Common Shares	6,171	9/4/2024	$3.3800
Option to Purchase Common Shares at $2.50 per Share expiring 03/21/2025	30,000	10/15/2024	$0.8600
Option to Purchase Common Shares at $2.50 per Share expiring 03/21/2025	10,000	10/22/2024	$0.8500
Option to Purchase Common Shares at $2.50 per Share expiring 03/21/2025	5,000	10/23/2024	$0.7600
Common Shares	2,000	10/24/2024	$3.2800
Option to Purchase Common Shares at $2.50 per Share expiring 03/21/2025	5,000	11/11/2024	$0.8500
Common Shares	5,970	11/20/2024	$3.2800
Option to Purchase Common Shares at $2.50 per Share expiring 03/21/2025	(50,000)	12/13/2024	Exercised
Common Shares	50,000	12/13/2024	$2.5000
Common Shares	372	01/13/2025	$3.6500
Common Shares	3,274	01/14/2025	$3.6700
Common Shares	2,800	01/17/2025	$3.9700
Common Shares	(9,388)	01/17/2025	$4.0000
Common Shares	3,000	01/21/2025	$3.8900
Common Shares	1,085	01/22/2025	$3.8200
Common Shares	2,100	01/24/2025	$3.7800
Common Shares	323	01/27/2025	$4.0400
Common Shares	1,356	01/29/2025	$3.9400
Common Shares	2,000	01/31/2025	$3.9300
Common Shares	3,500	02/11/2025	$3.9900
Common Shares	1	02/24/2025	$3.9600
Common Shares	1,000	02/25/2025	$3.9700

Common Shares	(216)	03/03/2025	$4.0000
Common Shares	2,216	03/04/2025	$3.9700
Common Shares	800	03/06/2025	$3.8600
Common Shares	(3,139)	03/07/2025	$3.8700
Common Shares	(1,000)	03/11/2025	$3.8000
Common Shares	1,500	03/14/2025	$3.6300
Common Shares	14,640	03/17/2025	$3.7100
Common Shares	1,000	03/24/2025	$3.9100
Common Shares	1,000	03/25/2025	$4.0000
Common Shares	100	03/26/2025	$3.9100
Common Shares	132	03/27/2025	$3.8600
Common Shares	1,868	03/28/2025	$3.8600
Common Shares	500	04/03/2025	$3.8600
Common Shares	2,118	04/04/2025	$3.6000
Common Shares	1,213	04/07/2025	$3.5100
Common Shares	1,605	04/08/2025	$3.4400
Common Shares	500	04/10/2025	$3.5500
Common Shares	1,000	05/13/2025	$4.1300
Option to Purchase Common Shares at $2.50 per Share expiring 05/16/2025	4,000	05/13/2025	$1.5700
Option to Purchase Common Shares at $2.50 per Share expiring 05/16/2025	1,000	05/14/2025	$1.4800
Common Shares	1,000	05/14/2025	$4.0000
Common Shares	2,500	05/15/2025	$4.0100
Option to Purchase Common Shares at $2.50 per Share expiring 05/16/2025	(5,000)	05/16/2025	$1.5200
Common Shares	900	06/10/2025	$3.9500
Common Shares	200	06/17/2025	$3.9415
Common Shares	8,000	06/23/2025	$3.9600
Common Shares	2,000	06/24/2025	$3.9600
Common Shares	957	06/25/2025	$3.9600
Common Shares	9	06/26/2025	$3.9700
Common Shares	6,000	07/15/2025	$4.1700
Common Shares	182	07/17/2025	$4.0800

ATG Fund II LLC

Security	Number of Shares Purchased/(Sold)	Date of Purchase/Sale	Price Per Share[2]
Common Shares	1,000	11/27/2023	$3.7900
Common Shares	965	12/18/2023	$3.8500
Common Shares	3,000	01/29/2024	$4.0300
Common Shares	2,000	02/05/2024	$3.9300
Common Shares	2,500	02/07/2024	$3.9300
Common Shares	1,170	05/17/2024	$3.8642
Option to Purchase Common Shares at $2.50 per Share expiring 12/20/2024	10,000	05/20/2024	$1.4100
Common Shares	641	05/20/2024	$3.8500
Common Shares	2,599	05/22/2024	$3.8300
Common Shares	4,500	05/23/2024	$3.8300
Common Shares	15,000	05/28/2024	$3.8299
Common Shares	1,310	06/06/2024	$3.7938
Common Shares	400	06/11/2024	$3.7600
Common Shares	1,900	06/21/2024	$3.6657
Common Shares	848	06/26/2024	$3.6847
Common Shares	3,200	07/03/2024	$3.6813
Common Shares	1,300	07/08/2024	$3.6600
Common Shares	4,000	07/09/2024	$3.6200
Common Shares	109	07/10/2024	$3.5600
Common Shares	2,300	07/23/2024	$3.6091
Common Shares	2,026	07/25/2024	$3.5418
Common Shares	3,500	07/26/2024	$3.4648
Common Shares	734	07/29/2024	$3.4300
Common Shares	100	07/31/2024	$3.4800
Common Shares	3,427	08/01/2024	$3.5077
Common Shares	4,000	08/02/2024	$3.4693
Common Shares	574	08/07/2024	$3.3961
Option to Purchase Common Shares at $2.50 per Share expiring 12/20/2024	2,000	08/02/2024	$1.0615
Option to Purchase Common Shares at $2.50 per Share expiring 03/21/2025	1,000	08/02/2024	$1.1500
Option to Purchase Common Shares at $2.50 per Share expiring 03/21/2025	9,500	08/08/2024	$1.0154
Common Shares	8,928	08/09/2024	$3.3688
Common Shares	33	08/12/2024	$3.3500
Option to Purchase Common Shares at $2.50 per Share expiring 03/21/2025	1,500	08/15/2024	$1.0000
Common Shares	19	08/15/2024	$3.3600
Common Shares	2,900	08/19/2024	$3.3500
Option to Purchase Common Shares at $2.50 per Share expiring 03/21/2025	2,500	08/20/2024	$0.9900
Common Shares	5,526	08/20/2024	$3.3470
Common Shares	450	08/22/2024	$3.3800
Option to Purchase Common Shares at $2.50 per Share expiring 03/21/2025	4,900	08/26/2024	$1.0177
Common Shares	24,900	08/26/2024	$3.3761
Common Shares	3,833	08/27/2024	$3.3724
Common Shares	7,651	08/28/2024	$3.3412
Common Shares	19,668	08/29/2024	$3.3484
Common Shares	100	08/30/2024	$3.3400
Common Shares	4,346	09/05/2024	$3.3491
Common Shares	5,924	09/09/2024	$3.3382
Common Shares	300	09/11/2024	$3.3300
Common Shares	146	09/13/2024	$3.3500
Common Shares	2,049	09/25/2024	$3.3200

2 Excluding any brokerage fees.

Common Shares	810	09/30/2024	$3.3487
Common Shares	5,558	10/07/2024	$3.3308
Common Shares	3,571	10/09/2024	$3.3184
Option to Purchase Common Shares at $2.50 per Share expiring 12/20/2024	10,000	10/10/2024	$0.8559
Option to Purchase Common Shares at $2.50 per Share expiring 10/18/2024	10,000	10/10/2024	$0.8059
Common Shares	1,331	10/11/2024	$3.2300
Common Shares	2,015	10/15/2024	$3.2023
Common Shares	2,200	10/16/2024	$3.2400
Option to Purchase Common Shares at $2.50 per Share expiring 10/18/2024	800	10/18/2024	$0.7500
Common Shares	214	10/18/2024	$3.2400
Option to Purchase Common Shares at $2.50 per Share expiring 10/18/2024	(10,800)	10/21/2024	Exercised
Common Shares	10,800	10/21/2024	$2.5000
Common Shares	9,000	10/23/2024	$3.1572
Common Shares	17,753	11/13/2024	$3.3482
Common Shares	6,600	11/14/2024	$3.3194
Common Shares	9,769	11/15/2024	$3.3202
Common Shares	2,300	11/19/2024	$3.2800
Common Shares	300	11/22/2024	$3.3000
Common Shares	62	11/26/2024	$3.3900
Common Shares	8,722	12/02/2024	$3.6408
Option to Purchase Common Shares at $2.50 per Share expiring 12/20/2024	(22,000)	12/09/2024	Exercised
Common Shares	22,000	12/09/2024	$2.5000
Option to Purchase Common Shares at $2.50 per Share expiring 03/21/2025	(19,400)	12/09/2024	Exercised
Common Shares	19,400	12/09/2024	$2.5000
Common Shares	200	12/09/2024	$3.7300
Common Shares	16,042	01/13/2025	$3.6459
Common Shares	23,123	01/14/2025	$3.6998

Gabriel D. Gliksberg
Security	Number of Shares Purchased/(Sold)	Date of Purchase/Sale	Price Per Share[3]
Common Shares	7,949	01/15/2025	$3.6500
Common Shares	8,093	01/21/2025	$3.9300
Common Shares	3,500	01/22/2025	$3.8800
Common Shares	8,500	01/24/2025	$3.7900
Common Shares	100	03/13/2025	$3.6500
Common Shares	600	03/14/2025	$3.6300
Common Shares	7,800	03/17/2025	$3.6965
Common Shares	9,000	04/08/2025	$3.4500
Common Shares	4,000	04/09/2025	$3.4000
Common Shares	415	07/10/2025	$4.0500
Common Shares	28,842	07/11/2025	$4.1300
Common Shares	5,411	07/14/2025	$4.0933
Common Shares	3,652	07/18/2025	$4.0700

3 Excluding any brokerage fees.

Aaron T. Morris
Security	Number of Shares Purchased/(Sold)	Date of Purchase/Sale	Price Per Share[4]
Common Shares	10,670	12/11/2024	$3.7499

Andrew M. Greenberg
Security	Number of Shares Purchased/(Sold)	Date of Purchase/Sale	Price Per Share[5]
Common Shares	10,000	07/09/2025	$3.9900

The relevant information provided above relating to any Participant (other than Marlton Partners) has been furnished to Marlton by the applicable Participant and Marlton believes, after due inquiry, that such information is complete and accurate.

4 Excluding any brokerage fees.
5 Excluding any brokerage fees.

IMPORTANT
Tell your Board what you think! YOUR VOTE IS VERY IMPORTANT, no matter how many or how few shares you own. Please give us your vote “FOR” the Nominees by taking three steps:
•	SIGNING the enclosed GOLD proxy card,
•	DATING the enclosed GOLD proxy card, and
•	MAILING the enclosed GOLD proxy card TODAY in the envelope provided (no postage is required if mailed in the United States).
If any of your shares are held in the name of a broker, bank, bank nominee or other institution, only it can vote your shares and only upon receipt of your specific instructions. Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet. You may also vote by signing, dating and returning the enclosed GOLD voting instruction form in the postage-paid envelope provided, and to ensure that your shares are voted, you should also contact the person responsible for your account and give instructions for a GOLD voting instruction form to be issued representing your shares.
By returning the GOLD proxy card, you are authorizing Marlton to vote on your behalf, and if you do not indicate how you would like to vote, your vote will be counted “FOR ALL” of the Nominees in Proposal 1.
After signing the enclosed GOLD proxy card, DO NOT SIGN OR RETURN THE FUND’S WHITE PROXY CARD UNLESS YOU INTEND TO CHANGE YOUR VOTE, because only your latest dated proxy card will be counted.
If you have previously signed, dated and returned a white proxy card to the Fund, you have every right to change your vote. Only your latest dated proxy card will count. You may revoke any proxy card already sent to the Fund by signing, dating and mailing the enclosed GOLD proxy card in the postage-paid envelope provided or by voting by telephone or Internet. Any proxy may be revoked at any time prior to the Special Meeting by delivering a written notice of revocation or a later dated proxy for the Special Meeting to the secretary of the Fund or by voting in person at the Special Meeting. Attendance at the Special Meeting will not in and of itself constitute a revocation.
If you have any questions concerning this Proxy Statement, would like to request additional copies of this Proxy Statement, or need help voting your shares, please contact our proxy solicitor:
19 Old Kings Highway S., Suite 130
Darien, CT 06820
Shareholders Call Toll-Free at: (877) 972-0090
E-mail: proxy@investor-com.com

PRELIMINARY COPY SUBJECT TO COMPLETION
Form of GOLD Proxy Card
180 Degree Capital Corp.
Proxy Card for Special Meeting of Shareholders (the “Special Meeting”)
THIS PROXY SOLICITATION IS BEING MADE BY MARLTON PARTNERS, L.P., MARLTON, LLC, JAMES C. ELBAOR (COLLECTIVELY, “MARLTON”), AARON T. MORRIS, ANDREW M. GREENBERG, GABRIEL D. GLIKSBERG, ATG FUND II LLC, AND ATG CAPITAL MANAGEMENT, LLC

THE BOARD OF DIRECTORS (THE “BOARD”) OF 180 DEGREE CAPITAL CORP. IS NOT SOLICITING THIS PROXY
The undersigned appoints _____, _____ and John Grau and each of them, attorneys and agents with full power of substitution to vote all shares of 180 Degree Capital Corp., a New York corporation and a management closed-end investment company registered under the Investment Company Act of 1940, as amended (the “Fund”), that the undersigned would be entitled to vote at the Special Meeting, including at any adjournments or postponements thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the instructions indicated herein, with discretionary authority, subject to applicable law, as to any and all other matters that may properly come before the meeting or any adjournment, postponement, or substitution thereof that are unknown to us a reasonable time before this solicitation.
The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to said shares, and hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof. This proxy will be valid until the sooner of one year from the date indicated on the reverse side and the completion of the Special Meeting (including any adjournments or postponements thereof).
With respect to Proposal 1, if this proxy is signed, dated and returned, it will be voted in accordance with your instructions. If you do not specify how the proxy should be voted, this proxy will be voted “FOR ALL” of the nominees in Proposal 1 (the “Nominees”) and “FOR” the Unopposed Fund Nominee. In voting this proxy card, you will only be able to vote on all of the five director seats up for election that will be voted on by the holders of common shares of the Fund and the preferred shares of the Fund, voting together as a single class. None of the matters currently intended to be acted upon pursuant to this proxy are conditioned on the approval of other matters.
INSTRUCTIONS: FILL IN VOTING BOXES “■” IN BLACK OR BLUE INK
*Abstentions will be treated as shares that are present and entitled to vote and therefore will count as votes against the proposals below.

We recommend that you vote “FOR ALL” of the Nominees in Proposal 1:
Proposal 1(a) – Election at the Special Meeting of the individuals nominated by Marlton.
FOR ALL	AGAINST ALL	ABSTAIN FOR ALL*
☐	☐	☐

Nominees:	FOR	AGAINST	ABSTAIN*
James C. Elbaor	☐	☐	☐
Gabriel D. Gliksberg	☐	☐	☐
Aaron T. Morris	☐	☐	☐
Andrew M. Greenberg	☐	☐	☐

Signature (Capacity)	Date

Signature (Joint Owner) (Capacity/Title)	Date

NOTE: Please sign exactly as your name(s) appear(s) on stock certificates or on the label affixed hereto. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners must each sign personally. ALL HOLDERS MUST SIGN. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer and give full title as such.

PLEASE SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE THAT IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.